                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ---------------------------------


                                   FORM 8-K/A
                                (Amendment No. 1)


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 28, 2000

                           --------------------------


                              SYMPOSIUM CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


                 0-25435                         13-4042921
        (Commission file number)     (I.R.S. employer identification no.)


          410 Park Avenue Suite 830 New York, New York  10022
           (Address of principal executive offices)   (Zip code)


       Registrant's telephone number, including area code: (212) 754-9901

Items 1, 3, 4, 5, 6, 8 and 9 are not applicable and are omitted from this amended Current Report. The information required by Items 2 and 7(c) has been previously filed. This amended Current Report is filed to provide the financial information required by Items 7(a) and 7(b).

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

The financial statements and pro forma financial information that follow are filed as part of this report.

(a) Financial Statements of Business Acquisition of Direct Sales International, L.P.


          (i) Direct Sales International, L.P. financial statements as of and for the fiscal year ended December 31, 1999.


          (ii) Direct Sales International, L.P. financial statements as of and for the fiscal years ended December 31, 1998 and 1997.


(b)  Pro Forma Financial Information

          (i) Symposium Corporation and Subsidiaries Unaudited Pro Forma Consolidated Financial Statements.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Symposium Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2000                              Symposium Corporation

                                                           /s/ Tim Ledwick
                                                  By:___________________________
                                                       Tim Ledwick
                                                       Chief Financial Officer

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                         DIRECT SALES INTERNATIONAL L.P.

                               December 31, 1999

                                 C O N T E N T S

                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants                          3

Financial Statements

      Consolidated Balance Sheet                                            4

      Consolidated Statement of Operations                                  5

      Consolidated Statement of Changes in Partners' Capital                6

      Consolidated Statement of Cash Flows                                  7

      Notes to Consolidated Financial Statements                          8 - 15

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
    Direct Sales International L.P.

We have audited the accompanying consolidated balance sheet of Direct Sales International L.P. as of December 31, 1999, and the related statements of operations, changes in partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Direct Sales International L.P. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

New York, New York
March 23, 2000

                         Direct Sales International L.P.
                             (a limited partnership)

                           CONSOLIDATED BALANCE SHEET

                                December 31, 1999

                                     ASSETS
CURRENT ASSETS
    Accounts receivable, net of collection and
       cancellation reserve of $18,493,203                           $28,401,999
    Other current assets, net                                            536,004
    Deferred expenses                                                  1,472,040
                                                                     -----------

           Total current assets                                       30,410,043

PROPERTY AND EQUIPMENT, NET                                              253,710
                                                                     -----------

                                                                     $30,663,753
                                                                     ===========

                       LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
    Cash overdraft                                                   $   189,950
    Accounts payable                                                   3,952,225
    Deferred revenues                                                  3,004,164
    Other current liabilities                                            278,921
    Payable to partners                                                1,999,000
                                                                     -----------

           Total current liabilities                                   9,424,260

PARTNERS' CAPITAL                                                     21,239,493
                                                                     -----------

                                                                     $30,663,753
                                                                     ===========

The accompanying notes are an integral part of this statement.

                         Direct Sales International L.P.
                             (a limited partnership)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended December 31, 1999

Net revenues                                                       $ 85,356,097

Direct costs and expenses
    Commission expense                                               31,470,850
    Collection and cancellation expenses                             23,565,633
    Magazine costs                                                    8,256,194
    Other direct costs                                               10,688,191
                                                                   ------------

                                                                     73,980,868

General and administrative expenses                                   3,784,404
                                                                   ------------

           Operating income                                           7,590,825

Other income and expenses
    Interest expense, net                                                (4,341)
    Other income                                                        438,568
                                                                   ------------

           NET INCOME                                              $  8,025,052
                                                                   ============

The accompanying notes are an integral part of this statement.

                         Direct Sales International L.P.
                             (a limited partnership)

                        CONSOLIDATED STATEMENT OF CHANGES
                              IN PARTNERS' CAPITAL

                          Year ended December 31, 1999

                                           General       Limited
                                           Partner       Partner          Total
                                           --------    -----------     -----------
Partners' capital, January 1, 1999         $194,000    $15,714,280     $15,908,280

Distributions                                           (2,693,839)     (2,693,839)
Net income                                   80,250      7,944,802       8,025,052
                                           --------    -----------     -----------

Partners' capital, December 31, 1999       $274,250    $20,965,243     $21,239,493
                                           ========    ===========     ===========

The accompanying notes are an integral part of this statement.

                         Direct Sales International L.P.
                             (a limited partnership)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          Year ended December 31, 1999

Cash flows from operating activities
    Net income                                                      $ 8,025,052
    Adjustments to reconcile net income to net cash (used in)
       provided by operating activities
          Depreciation and amortization                                 135,799
          Collection and cancellation reserve                        (1,445,797)
          Changes in assets and liabilities
              Accounts receivable                                    (3,250,202)
              Other current assets and deferred expenses                 33,956
              Accounts payable                                        1,144,474
              Accrued liabilities and deferred revenues                (511,914)
                                                                    -----------

                  Net cash provided by operating activities           4,131,368
                                                                    -----------

Cash flows from investing activities
    Purchase of property, plant and equipment                           (63,509)
                                                                    -----------

                  Net cash used in investing activities                 (63,509)
                                                                    -----------

Cash flows from financing activities
    Cash overdraft                                                      189,950
    Net payments under line of credit                                (1,808,000)
    Partner withdrawals                                              (2,693,809)
                                                                    -----------

                  Net cash used in financing activities              (4,311,859)
                                                                    -----------

                  NET DECREASE IN CASH AND
                     CASH EQUIVALENTS                                  (244,000)

Cash and cash equivalents at beginning of year                          244,000
                                                                    -----------

Cash and cash equivalents at end of year                            $        --
                                                                    ===========

Supplemental disclosure of cash flow information:
    Cash paid during the year for
       Interest                                                     $    42,942
                                                                    ===========

The accompanying notes are an integral part of this statement.

                         Direct Sales International L.P.
                             (a limited partnership)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 1999

NOTE A - ORGANIZATION AND BACKGROUND

      Direct Sales International L.P. (the "Company") is a Georgia limited partnership formed on July 1, 1995 through the merger of Direct Sales International and Direct Sales International, Inc. The Company has three wholly-owned subsidiaries: National Readers Service, Inc. ("NRS"), DSI Communications, LLC and Media Outsourcing.

      The Company has four partners: Direct Sales, Inc. (the "General Partner"), which owns 1% of the Company, Richard Prochnow (the "Limited Partner") and two of the Limited Partner's family members (the "Additional Limited Partners"). The Limited Partner and the Additional Limited Partners own the remaining 99%. The Limited Partner is also the sole shareholder of the General Partner.

      The Company provides outsourced telecommunications-based marketing, customer service and call center management services to a variety of publishers to sell magazine subscriptions. Subcontract telemarketing organizations ("lead brokers") solicit subscriptions on behalf of the Company on a commission basis. The Company purchases subscriptions through NRS, Media Outsourcing and other publisher clearinghouses to fulfill customer orders.

NOTE B - SUBSEQUENT EVENTS

      On January 28, 2000, the Company sold all of its assets and business to Symposium Corporation in a purchase business combination for cash consideration in the amount of $25,000,000.

      The Company also terminated its line of credit arrangement with a bank that provided for borrowings of up to $2,500,000 repayable with interest at 2% above the prime rate or LIBOR (at the election of the Company). All of the Company's assets were provided as collateral under this arrangement. There were no outstanding borrowings at December 31, 1999.

      Basis of Consolidation

      The consolidated financial statements of the Company include the accounts of Direct Sales International L.P. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                         Direct Sales International L.P.
                             (a limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

                                December 31, 1999

NOTE C - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Significant estimates inherent in the preparation of the financial statements include the accounts receivable collection and cancellation reserve. The Company evaluates a variety of factors in determining potentially uncollectible accounts, including the historical collection experience. Management's assessment of recoverability of accounts receivable may change based on actual results and other factors.

      Revenues

      Revenues derived from originating magazine subscriptions are recognized by the Company when the Company receives the first installment payment for subscriptions purchased. The customer can cancel the subscription within ten days of the order. Amounts collected from customers prior to the expiration of the cancellation period are recorded as deferred revenues.

      Revenues also include commissions earned from publishers in connection with originating paid subscriptions for certain publications. Commissions are also earned from outside parties for securing via telemarketing memberships in a discount buying club. Commissions are recognized when the related subscriptions or memberships are obtained.

      Commission Expense

      Commission expense is recognized by the Company when the Company receives the first installment payment for subscriptions purchased. The customer can cancel the subscription within ten days of the order. Amounts paid to brokers prior to the expiration of the cancellation period are recorded as deferred expenses.

                         Direct Sales International L.P.
                             (a limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

                                December 31, 1999

NOTE C (continued)

      Cash and Cash Equivalents

      The Company considers investments with original maturities of three months or less to be cash equivalents. Cash equivalents at December 31, 1999 consist of an overnight repurchase agreement of approximately $1,500,000.

      Accounts Receivable

      Accounts receivable are recorded when the Company receives the first installment payment for subscriptions purchased. Factors such as account loss experience and historical cash collections are considered in determining the allowance for doubtful accounts.

      Property and Equipment

      Property and equipment are stated at cost. The Company depreciates property and equipment based on estimated useful lives, ranging from five to seven years, using a modified accelerated cost recovery (tax basis) method for both financial reporting and income tax purposes. For financial reporting purposes, depreciation expense recorded using this accelerated method did not differ significantly from what would have been recorded using a straight-line method.

      Maintenance and repairs are charged to operations as incurred while improvements to assets are capitalized.

      Income Taxes

      No provision for Federal and State income taxes is reflected in the accompanying financial statements because the Company is not subject to income tax; rather, the tax effects of its activities accrue to the partners.

                         Direct Sales International L.P.
                             (a limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

                                December 31, 1999

NOTE C (continued)

      Partners' Capital

      Profits and losses are allocated proportionately according to each partner's interest relative to the total investments in the Company.

      Fair Value of Financial Instruments

      The recorded values of the cash overdraft, accounts receivable, accounts payable, payable to partners, and other current liabilities reflected in the financial statements are representative of their fair value due to the short-term nature of the instruments.

      Concentration of Credit Risk

      The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with high quality credit institutions. At times, such investments may be in excess of the Federal Deposit Insurance Corporation insurance limit. The Company sells primarily to individuals throughout the United States. Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable as the Company does not require collateral or other securities to support customer receivables. However, credit risk concentration is mitigated, due to the significant number of customers with relatively small balances and the geographical dispersion of the Company's customer base.

                         Direct Sales International L.P.
                             (a limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

                                December 31, 1999

NOTE D - ACCOUNTS RECEIVABLE

      Accounts receivable consist of the following:

                                                             December 31,
                                                                 1999
                                                             ------------
      Cash order subscriptions                               $ 44,654,190
      Due from publishers                                         852,738
      Commissions                                               1,102,989
      Other receivables                                           285,285
                                                             ------------

                                                               46,895,202
      Less allowance for doubtful accounts                    (18,493,203)
                                                             ------------

                                                             $ 28,401,999
                                                             ============

NOTE E - DEFERRED EXPENSES

      Deferred expenses consist of the following:

                                                               December 31,
                                                                    1999
                                                               ------------

      Deferred commission expense                               $1,201,666
      Deferred magazine costs                                      270,374
                                                                ----------

                                                                $1,472,040
                                                                ==========

                         Direct Sales International L.P.
                             (a limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

                                December 31, 1999

NOTE F - PROPERTY AND EQUIPMENT

      Property and equipment consist of the following:

                                                              December 31,
                                                                  1999
                                                              -----------
      Furniture and fixtures                                  $   114,710
      Equipment                                                   929,765
      Automobiles                                                 116,034
                                                              -----------

                                                                1,160,509

      Less accumulated depreciation                              (906,799)
                                                              -----------

                                                              $   253,710
                                                              ===========

      Depreciation expense for the year ended December 31, 1999 amounted to $131,799.

NOTE G - COMMITMENTS AND CONTINGENCIES

      The Company leases certain facilities and equipment under operating leases having terms ranging from three to five years, including a lease of a facility from an entity 60% owned by the Limited Partner. The operating leases expire in 2004. Future minimum lease payments under noncancellable operating leases are as follows:

                     Related               Nonrelated
      Year            party                  party                Total
      ----          ----------             ----------           ----------
      2000          $  243,000              $151,000            $  394,000
      2001             243,000               136,000               379,000
      2002             243,000                98,000               341,000
      2003             243,000                40,000               283,000
      2004              81,000                17,000                98,000
                    ----------              --------            ----------

                    $1,053,000              $442,000            $1,495,000
                    ==========              ========            ==========

                         Direct Sales International L.P.
                             (a limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

                                December 31, 1999

NOTE G (continued)

      Rental expense under operating leases amortized to $432,000 for the year ended December 31, 1999, including $289,000 paid to a related party for leased premises.

      The Company is party to certain legal proceedings incidental to its business. Certain claims arising in the ordinary course of business have been filed or are pending against the Company. Management believes that the ultimate resolution of such contingencies will not have a material adverse effect on the financial position or results of operations of the Company.

NOTE H - EMPLOYEE BENEFIT PLAN

      The Company sponsors a defined contribution savings plan (the "Plan") under Section 401(k) of the Internal Revenue Code which is available to all the employees who meet established eligibility requirements. Employee contributions are generally limited to 15% of the employee's compensation. Under the Plan provision, the Company may match a portion of the participating employees' contributions. The Company's total contributions to the Plan in 1999 were $93,854.

      Employees are fully vested in their contributions, while vesting of the Company's matching contribution occurs upon completion of the employee's fifth year of eligible service. The Company may also make additional contributions to the Plan, based on the profitability of the Company, at management's discretion.

NOTE I - RELATED PARTY TRANSACTIONS

      At December 31, 1999, the Company had loans payable of $199,000 and $1,800,000 to the Limited Partner and General Partner, respectively. These loans were repaid concurrent with the sale of the Company in January 2000.

                         Direct Sales International L.P.
                             (a limited partnership)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

                                December 31, 1999

NOTE I (continued)

      The Company had a $100,000 receivable due from a telemarketing company which is 5% owned by the Limited Partner that monitored and collected certain accounts receivable. In January 2000, the receivable was settled for $43,000. The Company also paid approximately $23,827 of commissions to this entity for receivables collected on behalf of the Company during 1999.

      The Company also wrote off a $46,000 receivable due from a related party under a subleasing arrangement that was discontinued in 1999.

      As described in Note G, the Company has a five-year noncancellable operating lease for facilities with a related party. Annual rental expense under this lease is approximately $243,000.

DIRECT SALES
INTERNATIONAL L.P.
FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997

[PRICEWATERHOUSECOOPERS LETTERHEAD]


                        REPORT OF INDEPENDENT ACCOUNTANTS

June 1, 1999

To the Partners of Direct Sales International L.P.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in partners' capital and cash flows present fairly, in all material respects, the financial position of Direct Sales International L.P., and its subsidiaries at December 31, 1998 and 1997, and the results of their operations, changes in partners' capital and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PRICEWATERHOUSECOOPERS LLP

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                       1998              1997
ASSETS
Current assets
   Cash and cash equivalents                                       $   244,000       $   222,000
   Accounts receivable, net of allowance for doubtful
     accounts of $19,939,000 in 1998 and $16,075,000 in 1997        23,706,000        17,754,000
   Other current assets, net                                           734,000         1,366,000
   Deferred expenses                                                 1,312,000         1,312,000
                                                                   -----------       -----------
    Total current assets                                            25,996,000        20,654,000

Property and equipment, net                                            322,000           423,000
                                                                   -----------       -----------
    Total assets                                                   $26,318,000       $21,077,000
                                                                   ===========       ===========
LIABILITIES AND PARTNERS' CAPITAL
Current liabilities
   Accounts payable                                                $ 2,808,000       $ 1,379,000
   Borrowings under line of credit                                   1,808,000         1,960,000
   Deferred revenues                                                 2,455,000         2,646,000
   Other current liabilities                                         1,340,000         1,016,000
   Payable to partners                                               1,999,000         1,999,000
                                                                   -----------       -----------
    Total current liabilities                                       10,410,000         9,000,000

Partners' capital
                                                                    15,908,000        12,077,000
                                                                   -----------       -----------
   Total liabilities and partners' capital                         $26,318,000       $21,077,000
                                                                   ===========       ===========

   The accompanying notes are an integral part of these financial statements.

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                 1998                 1997
  Net revenues                              $ 105,908,000        $  94,210,000

  Direct costs and expenses
   Commission expense                          39,135,000           33,169,000
   Cancellation expense                        37,285,000           29,354,000
   Magazine costs                               9,258,000            8,099,000
   Other direct costs                          12,464,000           15,665,000
                                            -------------        -------------
      Total direct costs and expenses          98,142,000           86,287,000

  General and administrative expenses           3,731,000            3,339,000
                                            -------------        -------------
      Operating income                          4,035,000            4,584,000
  Other income and expenses
   Interest income                                  9,000               15,000
   Interest expense                              (128,000)            (140,000)
   Other, net                                   1,386,000              609,000
                                            -------------        -------------
      Net income                            $   5,302,000        $   5,068,000
                                            =============        =============

   The accompanying notes are an integral part of these financial statements.

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                GENERAL           LIMITED
                                                PARTNER           PARTNER               TOTAL
  Partners' capital, January 1, 1997         $     90,000       $  8,770,000        $  8,860,000

  Distributions                                         -         (1,851,000)         (1,851,000)

  Net income                                       51,000          5,017,000           5,068,000
                                             ------------       ------------        ------------
  Partners' capital, December 31, 1997            141,000         11,936,000          12,077,000

  Distributions                                         -         (1,471,000)         (1,471,000)

  Net Income                                       53,000          5,249,000           5,302,000
                                             ============       ============        ============
  Partners' capital, December 31, 1998       $    194,000       $ 15,714,000        $ 15,908,000
                                             ============       ============        ============

   The accompanying notes are an integral part of these financial statements.

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                      1998               1997
Cash flows from operating activities
 Net income                                                      $ 5,302,000        $ 5,068,000
 Adjustments to reconcile net income to net cash (used in)
  provided by operating activities
  Depreciation and amortization                                      177,000            151,000
  Allowance for doubtful accounts                                  3,864,000         (2,187,000)
  Changes in assets and liabilities
   Accounts receivable                                            (9,816,000)        (4,361,000)
   Other current assets and deferred expenses                        628,000           (598,000)
   Accounts payable                                                1,429,000          1,134,000
   Accrued liabilities and deferred revenues                         133,000            622,000
                                                                 -----------        -----------
    Cash flow provided by (used in) operating activities           1,717,000           (171,000)
                                                                 -----------        -----------
Cash flows from investing activities
 Proceeds from disposal of assets                                      2,000                  -
 Purchase of property, plant, and equipment                          (74,000)          (320,000)
                                                                 -----------        -----------
    Cash flow used in investing activities                           (72,000)          (320,000)
                                                                 -----------        -----------
Cash flows from financing activities
 (Payments) borrowings under line of credit, net                    (152,000)         1,960,000
 Partner withdrawals                                              (1,471,000)        (1,851,000)
                                                                 -----------        -----------
    Cash flow (used in) provided by financing activities          (1,623,000)           109,000
                                                                 -----------        -----------
    Net change in cash and cash equivalents                           22,000           (382,000)

Cash and cash equivalents, beginning of period                       222,000            604,000
                                                                 -----------        -----------
Cash and cash equivalents, end of period                         $   244,000        $   222,000
                                                                 ===========        ===========
Supplemental disclosure of cash flow information
 Cash paid during the period for interest                        $   117,000        $   140,000
                                                                 ===========        ===========

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

1.     ORGANIZATION AND BACKGROUND

       Direct Sales International L.P. (the "Company") is a Georgia limited partnership formed on July 1, 1995 through the merger of Direct Sales International and Direct Sales International, Inc. The Company has three wholly owned subsidiaries: National Readers Service, Inc. ("NRS"), DSI Communications, LLC. and Media Outsourcing.

       The Company has four partners: Direct Sales, Inc., (the "General Partner"), which owns 1% of the Company, Richard Prochnow (the "Limited Partner ") and two of the Limited Partner's family members (the "Additional Limited Partners "). The Limited Partner and the Additional Limited Partners own the remaining 99%. The Limited Partner is also the sole shareholder of the General Partner. Prior to July 1, 1995, the Limited Partner conducted telemarketing sales of discounted magazines as a sole proprietorship under the name Direct Sales International. On July 1, 1995, the Limited Partner contributed substantially all business assets, operations and related contracts and agreements of the sole proprietorship to the Company in order for the Company to continue the Limited Partner's business of telemarketing sales of magazines. Contributed assets were recorded at the Limited Partner's net book value.

       The Company provides outsourced telecommunications-based marketing, customer service and call center management services to a variety of publishers to sell magazine subscriptions. Subcontract telemarketing organizations ("lead brokers") solicit subscriptions on behalf of the Company on a commission basis. The Company purchases subscriptions through NRS, Media Outsourcing, and other publisher clearing houses to fulfill customer orders.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF CONSOLIDATION
       The consolidated financial statements of the Company include the accounts of Direct Sales International L.P. and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Significant estimates inherent in the preparation of the financial statements include the allowance for doubtful accounts. The Company evaluates a variety of factors in determining potentially uncollectible accounts, including the historical collection experience. Management's assessment of recoverability of accounts receivable may change based on actual results and other factors.

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

       REVENUES
       Revenues are recognized by the Company when the Company receives the first installment payment for subscriptions purchased. The customer can cancel the subscription within ten days of the order. Amounts collected from customers prior to the expiration of the cancellation period are recorded as deferred revenues.

       COMMISSION EXPENSE
       Commission expense is recognized by the Company when the Company receives the first installment payment for subscriptions purchased. The customer can cancel the subscription within ten days of the order. Amounts paid to brokers prior to the expiration of the cancellation period are recorded as deferred expenses.

       OTHER INCOME
       Other income consists primarily of interest income on overnight investments and income from selling discount buying club memberships.

       CASH AND CASH EQUIVALENTS
       Cash and cash equivalents consist of investments with original maturities of three months or less.

       ACCOUNTS RECEIVABLE
       Accounts receivable are recorded when the Company receives the first installment payment for subscriptions purchased. Factors such as account loss experience and historical cash collections are considered in determining the allowance for doubtful accounts.

       PROPERTY AND EQUIPMENT
       Property and equipment are stated at cost. The Company depreciates property and equipment based on estimated useful lives, ranging from five to seven years, using a modified accelerated cost recovery (tax basis) method for both financial reporting and income tax purposes. For financial reporting purposes, depreciation expense recorded using this accelerated method did not differ significantly from what would have been recorded using a straight-line method.

       Maintenance and repairs are charged to operations as incurred while improvements to assets are capitalized.

       OTHER ASSETS AND DEFERRED EXPENSES
       Other assets are comprised primarily of advances to lead brokers. Deferred expenses consist of commission expense, magazine costs and cancellation expense recognized by the Company upon receipt of the first installment payment for subscriptions purchased prior to the expiration of the cancellation period.

       INCOME TAXES
       No provision for federal and state income taxes is reflected in the accompanying financial statements because the Company is not subject to income tax; rather, the tax effects of its activities accrue to the partners.

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

       PARTNERS' CAPITAL
       Profits and losses are allocated proportionately according to each partner's investment relative to the total investments in the Company.

       FAIR VALUE OF FINANCIAL INSTRUMENTS
       The recorded values of cash, accounts receivable, accounts payable borrowings under line of credit, payable to partners, and accrued liabilities reflected in the financial statements are representative of their fair value due to the short-term nature of the instruments.

       CONCENTRATION OF CREDIT RISK
       The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with high quality credit institutions. At times, such investments may be in excess of the Federal Deposit Insurance Corporation insurance limit. The Company sells primarily to individuals throughout the United States. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable as the Company does not require collateral or other securities to support customer receivables. However, credit risk concentration is mitigated, due to the significant number of customers with relatively small balances and the geographical dispersion of the Company's customer base.

3.     ACCOUNTS RECEIVABLE

       Accounts receivable consists of the following:

                                                                  DECEMBER 31,
                                                            1998                1997
           Cash order subscriptions                    $ 42,667,000        $ 32,684,000
           Paid during service subscriptions                205,000             401,000
           Other receivables                                773,000             744,000
                                                       ------------        ------------

                                                         43,645,000          33,829,000
           Less: allowance for doubtful accounts        (19,939,000)        (16,075,000)
                                                       ------------        ------------

                                                       $ 23,706,000        $ 17,754,000
                                                       ============        ============

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

4.     OTHER CURRENT ASSETS

       Other current assets consists of the following:

                                                 DECEMBER 31,
                                             1998             1997
          Commission advances, net       $  592,000       $  611,000
          Prepaid lead lists                      -          500,000
          Other, net                        142,000          255,000
                                         ----------       ----------
                                         $  734,000       $1,366,000
                                         ==========       ==========


       Commission advances represent amounts advanced to lead brokers to provide funding for establishment of infrastructure or working capital requirements. Amounts have been evaluated for impairment, and a reserve for potentially uncollectible amounts of $591,000 and $626,000 has been recorded in 1998 and 1997, respectively. The Company recovers the advances through reduction of future earned commissions.

5.     DEFERRED EXPENSES

       Deferred expenses consist of the following:

                                                    DECEMBER 31,
                                               1998             1997
          Deferred commission expense       $  838,000       $  923,000
          Deferred magazine costs              474,000          389,000
                                            ----------       ----------
                                            $1,312,000       $1,312,000
                                            ==========       ==========

6.     PROPERTY AND EQUIPMENT

       Property and equipment consists of the following:

                                                        DECEMBER 31,
                                                   1998               1997
          Furniture and fixtures               $   104,000        $   102,000
          Equipment                                877,000            848,000
          Automobiles                              116,000             75,000
                                               -----------        -----------
                                                 1,097,000          1,025,000
          Less: Accumulated depreciation          (775,000)          (602,000)
                                               -----------        -----------
                                               $   322,000        $   423,000
                                               ===========        ===========

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

       Depreciation expense for the years ended December 31, 1998 and 1997 approximated $173,000 and $145,000, respectively.

7.     OTHER CURRENT LIABILITIES

       Other current liabilities consists of the following:

                                                DECEMBER 31,
                                            1998             1997
          Accrued magazine costs        $  711,000       $  480,000
          Accrued telephone costs           49,000           82,000
          Other liabilities                580,000          454,000
                                        ----------       ----------
                                        $1,340,000       $1,016,000
                                        ==========       ==========

8.     BORROWINGS UNDER LINE OF CREDIT

       In January 1997, the Company borrowed $2,500,000 from the Limited Partner. This loan was financed by a revolving line of credit from a bank to the Limited Partner which was guaranteed by the Company and collaterialized by the Company's accounts receivable. In December 1997, the revolving line of credit to the Limited Partner from the bank was restructured, resulting in a transfer of the debt obligation ($1,960,000 at December 31, 1997) from the Limited Partner to the Company.

       The revolving line of credit has a maximum borrowing limit of $2,500,000. Interest on outstanding borrowings under the revolving line of credit varies with either the prime rate or LIBOR plus 2%, at the election of the Company. The rate in effect at December 31, 1998 was 7.92%. The revolving line of credit continues to be collaterialized by the Company's accounts receivable and matures on July 5, 1999.

       The revolving line of credit agreement contains restrictive covenants including maintenance of certain financial ratios and limitations on new debt. The Company was in compliance with all such covenants at December 31, 1998.

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

9.     COMMITMENTS AND CONTINGENCIES

       The Company leases certain facilities and equipment under operating leases having terms ranging from three to five years, including a lease of a facility from an entity 60% owned by the Limited Partner. The operating leases expire in 2003. Future minimum lease payments under noncancelable operating leases are as follows:

                        RELATED        NON-RELATED
           YEAR          PARTY            PARTY            TOTAL
           1999       $  213,000       $  120,000       $  333,000
           2000          213,000           84,000          297,000
           2001          213,000           66,000          279,000
           2002          213,000           54,000          267,000
           2003          213,000           13,000          226,000
                      ----------       ----------       ----------
           Total      $1,065,000       $  337,000       $1,402,000
                      ==========       ==========       ==========

       Total future minimum rentals to be received under subleases related to the above leases are $231,000. Rental expense under operating leases for the years ended December 31, 1998 and 1997 was approximately $358,000 and $327,000, respectively.

       The Company has commitments to purchase telephone services from one company at December 31, 1998. Monthly commitments under these contracts aggregate $200,000, which does not exceed the Company's requirements for these services in the normal course of business.

       The Company is party to certain legal proceedings incidental to its business. Certain claims arising in the ordinary course of business have been filed or are pending against the Company. Management believes that the ultimate resolution of such contingencies will not have a material adverse effect on the financial position or results of operations of the Company.

10.    EMPLOYEE BENEFIT PLAN

       The Company sponsors a defined contribution savings plan (the "Plan") under Section 401(k) of the Internal Revenue Code which is available to all employees who meet established eligibility requirements. Employee contributions are generally limited to 15% of the employee's compensation. Under the Plan provision, the Company may match a portion of the participating employees' contributions. The Company's total contributions to the Plan in 1998 and 1997 were $58,000 and $49,000, respectively.

       Employees are fully vested in their contributions, while vesting of the Company's matching contribution occurs upon completion of the employee's fifth year of eligible service. The Company may also make additional contributions to the Plan, based on the profitability of the Company, at management's discretion.

DIRECT SALES INTERNATIONAL L.P.
(A LIMITED PARTNERSHIP)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1998 AND 1997
--------------------------------------------------------------------------------

11.    RELATED PARTY TRANSACTIONS

       At December 31, 1998 and 1997, the Company had loans payable of $1,800,000 and $199,000 to the Limited Partner and General Partner, respectively. These loans have no established repayment terms and no interest is charged by the Partners.

       In the ordinary course of business, the Company contracts with a telemarketing company which is 5% owned by the Limited Partner for the purpose of monitoring and collecting accounts receivable related to paid during service subscription sales. The Company paid approximately $42,000 and $22,000 of broker commissions to this entity for receivables collected on behalf of the Company during 1998 and 1997, respectively.

       The Company contracts, in the ordinary course of business, with a travel agency which is wholly-owned by the Limited Partner. The Company paid approximately $22,000 and $16,000 for travel services to this agency in 1998 and 1997, respectively.

       The Company contracts with a telemarketing company which is owned by a related party. Total payments made to this company during 1998 and 1997 were $1,513,000 and $1,711,000, respectively. All payments represent broker commissions paid in the ordinary course of business.

       Effective January 1997, the Company entered into a five-year noncancelable operating lease for facilities with a related party. Annual rental expense under this lease is $213,000.

                     Symposium Corporation and Subsidiaries

                INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION

Symposium Corporation ("Symposium" or the "Company") was incorporated in Delaware on May 9, 1997 under the name of Brack Industries Inc. and, after amending its certificate of incorporation, changed its name to Symposium Corporation. The Company's principal business strategy is to identify, acquire, and consolidate direct marketing businesses. In November 1999, the Company formed Media Outsourcing, Inc. ("MOS"), formerly known as Direct Sales International, Inc., a wholly-owned subsidiary, for the purpose of acquiring the net assets of Direct Sales International, LP ("DSI"). The Company completed its acquisition of DSI (the "DSI Acquisition") on January 28, 2000.

The following unaudited pro forma consolidated financial information (the "Pro Forma Financial Statements") of the Company is based on the consolidated historical financial statements of Symposium Corporation and Subsidiary adjusted to give effect to: (i) the DSI Acquisition and the following related financing transactions, (ii) the sale of mandatorily redeemable convertible preferred stock, (iii) acquisition bridge financings, (iv) initial borrowings under the Revolving Credit Facility and (v) the payment of fees and expenses related to the acquisition and the financings (collectively, the "Transactions").

The Pro Forma Financial Statements were prepared to illustrate the estimated effects of the Transactions. The Pro Forma Consolidated Balance Sheet gives effect to the Transactions as if they had occurred on December 31, 1999. The Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999 gives effect to the transactions as if they had occurred on January 1, 1999. In addition, the Pro Forma Consolidated Balance Sheet, as Adjusted also gives effect to the extension of the mandatory due date for certain preferred stock, the subsequent conversion of certain preferred stock and an acquisition bridge note into Symposium common stock and the repayment of another acquisition bridge note (collectively, the "Redemptions"), as if each had occurred on December 31, 1999. The one-time effects of nonrecurring charges associated with the intrinsic value of beneficial conversion features of preferred stock and certain acquisition bridge debt and the Redemptions are not included in the Pro Forma Consolidated Statement of Operations.

The pro forma adjustments are based on assumptions that management believes are reasonable. The Pro Forma Financial Statements do not purport to represent what the results of operations or financial position of the Company would have been had the Transactions or Redemptions in fact occurred on such dates nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date. The Pro Forma Financial Statements should be read in conjunction with the consolidated financial statements of Symposium and the related notes thereto included in the Company's Form 10-KSB for the year ended December 31, 1999, and the financial statements of DSI and related notes thereto included in their Form 8-K/A.

The Acquisition will be accounted for as a purchase business combination. Under purchase accounting, the total purchase cost will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The excess of the purchase cost over the book value of the net assets acquired has been allocated to goodwill and other intangible assets in the accompanying Pro Forma Financial Statements. The pro forma allocation represents the Company's preliminary determination of purchase accounting adjustments based upon available information and certain assumptions that management believes are reasonable. The actual allocation of the purchase cost and its effect on the Company's results of operations and financial position may differ significantly from the pro forma amounts included herein.

                     Symposium Corporation and Subsidiaries

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                December 31, 1999

                                        Symposium        Direct Sales                                   Pro forma
                                       Corporation    International, LP    Pro forma     Pro forma      redemption    Pro forma
                                       (Historical)      (Historical)     adjustments   consolidated   adjustments   as adjusted
                                         ----------      -----------      ----------     -----------    ---------    -----------
                                                                           (Note A)                      (Note B)
                    ASSETS
Cash                                     $  337,615                       $  (46,000)    $   291,615    $(291,615)
Trade accounts receivable, net                           $28,401,999                      28,401,999                 $28,401,999
Prepaid insurance                            19,916          536,004                         555,920                     555,920
Deferred expenses                                          1,472,040                       1,472,040                   1,472,040
                                         ----------      -----------      ----------     -----------    ---------    -----------

                                            357,531       30,410,043         (46,000)     30,721,574     (291,615)    30,429,959

Property and equipment, net                  34,208          253,710                         287,918                     287,918
Deferred acquisition costs                  514,317                         (514,317)
Deferred financing costs                    150,000                          956,000       1,106,000                   1,106,000
Goodwill and other intangible assets                                       5,775,824       5,775,824                   5,775,824
                                         ----------      -----------      ----------     -----------    ---------    -----------

Total current assets                     $1,056,056      $30,663,753      $6,171,507     $37,891,316    $(291,615)   $37,599,701
                                         ==========      ===========      ==========     ===========    =========    ===========

The accompanying notes are an integral part of this statement.

                     Symposium Corporation and Subsidiaries

                                December 31, 1999

                                                Symposium        Direct Sales                                       Pro forma
                                               Corporation    International, LP    Pro forma        Pro forma       redemption
                                               (Historical)      (Historical)     adjustments      consolidated    adjustments
                                               -----------       -----------      ------------    ------------    ------------
     LIABILITIES AND STOCKHOLDERS' EQUITY                                            (Note A)                        (Note B)

Cash overdraft                                                   $   189,950      $  1,500,000    $  1,689,950    $    208,385
Revolving credit facility                                                           16,000,000      16,000,000
Acquisition bridge financings                                                        1,000,000       1,000,000        (700,000)
Trade accounts payable                         $    69,093         3,952,225                         4,021,318
Acquisition liabilities                                                              2,000,000       2,000,000
Accrued professional fees                          454,280            40,000                           494,280
Other current liabilities                                            238,921                           238,921
Deferred revenue                                                   3,004,164                         3,004,164
Payable to partners                                                1,999,000        (1,999,000)
                                               -----------       -----------      ------------    ------------    ------------

         Total current liabilities                 523,373         9,424,260        18,501,000      28,448,633        (491,615)
                                               -----------       -----------      ------------    ------------    ------------

Mandatorily redeemable convertible preferred
stock                                                                                4,976,876       4,976,876      (1,428,571)

Partners' capital                                                 21,239,493       (21,239,493)

Stockholders' equity
   Common stock                                     14,043                               2,268          16,311           5,651
   Stock note receivable                        (2,500,000)                                         (2,500,000)
   Additional paid-in capital                   12,848,277                           8,589,708      21,437,985      16,092,120
   Accumulated deficit                          (9,829,637)                         (4,658,852)    (14,488,489)    (14,469,200)
                                               -----------       -----------      ------------    ------------    ------------

      Total stockholders' equity                   532,683                           3,933,124       4,465,807       1,628,571
                                               -----------       -----------      ------------    ------------    ------------

      Total liabilities and stockholders'
         equity                                $ 1,056,056       $30,663,753      $  6,171,507    $ 37,891,316    $   (291,615)
                                               ===========       ===========      ============    ============    ============


                                                Pro forma
                                               as adjusted
                                               ------------
     LIABILITIES AND STOCKHOLDERS' EQUITY

Cash overdraft                                 $  1,898,335
Revolving credit facility                        16,000,000
Acquisition bridge financings                       300,000
Trade accounts payable                            4,021,318
Acquisition liabilities                           2,000,000
Accrued professional fees                           494,280
Other current liabilities                           238,921
Deferred revenue                                  3,004,164
Payable to partners                                     -
                                               ------------

         Total current liabilities               27,957,018
                                               ------------

Mandatorily redeemable convertible preferred
stock                                             3,548,305

Partners' capital

Stockholders' equity
   Common stock                                      21,962
   Stock note receivable                         (2,500,000)
   Additional paid-in capital                    37,530,105
   Accumulated deficit                          (28,957,689)
                                               ------------

      Total stockholders' equity                  6,094,378
                                               ------------

      Total liabilities and stockholders'
         equity                                $ 37,599,701
                                               ============

The accompanying notes are an integral part of this statement.

                     Symposium Corporation and Subsidiaries

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                December 31, 1999

NOTE A - UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET ADJUSTMENTS

      The following table summarizes unaudited pro forma consolidated balance sheet adjustments:

                                                                                                         Total
                                                                                                       pro forma
                                  (1)               (2)               (3)              (4)           adjustments
                             -----------      ------------       -----------     ------------       ------------
Cash                                          $ 16,504,000       $ 8,450,000     $(25,000,000)      $    (46,000)
Deferred financing costs                           956,000                                               956,000
Goodwill and other
    intangible assets                                                               5,775,824          5,775,824
Deferred acquisition
    costs                                                                            (514,317)          (514,317)
Cash overdraft               $(1,500,000)                                                             (1,500,000)
Acquisition liabilities                                                            (2,000,000)        (2,000,000)
Revolving credit
    facility                                   (16,000,000)                                          (16,000,000)
Acquisition bridge
    financings                                  (1,000,000)                                           (1,000,000)
Payable to partners            1,999,000                                                               1,999,000
Preferred stock                                                   (4,976,876)                         (4,976,876)
Partners' capital               (499,000)                                          21,738,493         21,239,493
Common stock                                           (75)           (2,193)                             (2,268)
Additional paid-in
    capital                                       (506,425)       (8,083,283)                         (8,589,708)
Accumulated deficit                                  46,500        4,612,352                           4,658,852
                             -----------      ------------       -----------     ------------       ------------

                             $        --      $         --       $        --     $         --       $         --
                             ===========      ============       ===========     ============       ============

                     Symposium Corporation and Subsidiaries

                                December 31, 1999

NOTE A (continued)

      (1) Represents the partial repayment of loans payable to partners of DSI concurrent with the sale of the business to Symposium and an increase to partners' capital for the remaining balance of the liability that was not assumed by Symposium.

      (2) Reflects the receipt of proceeds related to initial borrowing under the Revolving Credit Facility and Acquisition Bridge Financings:

                                                           Acquisition Bridge Financings
                                                  ---------------------------------------------
                                   Revolver        Fontenelle         Commtel             D-2
                                      (a)              (b)              (c)               (d)             Total
                                 ----------       ----------       ----------        ----------       ---------
Deferred financing costs       $    956,000                                                         $    956,000
Revolving credit facility       (16,000,000)                                                         (16,000,000)
Acquisition bridge
    financings                                     $(500,000)       $(200,000)        $(300,000)      (1,000,000)
Common stock                                                              (75)                               (75)
Additional paid-in capital         (360,000)                          (99,925)          (46,500)        (506,425)
Accumulated deficit                                                                      46,500           46,500
                               ------------        ---------        ---------         ---------     ------------

Net cash                       $ 15,404,000        $ 500,000        $ 300,000         $ 300,000     $ 16,504,000
                               ============        =========        =========         =========     ============

      (a) Represents initial borrowings of $16,000,000 under the Coast Business Credit Revolving Credit Facility that was entered into in January 2000. Deferred financing costs include $360,000 for the fair value of common stock purchase warrants issued to the Lenders, and $266,000 representing cash and the fair value of common stock purchase warrants issued to a director of the Company who performed services for the Company in connection with obtaining the credit facility.

      (b) The Company borrowed $500,000 from Fontenelle LLC under a 60-day subordinated bridge note that was repaid with interest at 10% per annum in March 2000.

                     Symposium Corporation and Subsidiaries

                                December 31, 1999

NOTE A (continued)

      (c) The Company entered into a 30-day bridge note agreement with Commtel Service, Ltd. and issued 75,000 shares of its common stock to Commtel as consideration for the loan. The proceeds were allocated between the note and the common stock based upon their relative fair values at the date of issuance. The Company defaulted on its obligation to repay the note, and Commtel agreed to convert it into common stock as described in Note B (2) to the pro forma balance sheet.

      (d) The Company borrowed $300,000 from D-2 Co., LLC. The loan is immediately convertible into 150,000 shares of the Company's common stock. Accordingly, the pro forma adjustment gives effect to recognizing the intrinsic value of the beneficial conversion feature, which amounts to $46,500 (the difference between the fair market value of the Company's common stock of $2.31 per share and the conversion price of $2.00 on the date of issuance multiplied by the number of shares into which the loan is convertible) as a component of interest expense (reflected as an increase in accumulated deficit).

      (3) Reflects the impact of the Company's initial issuance of the mandatorily redeemable convertible preferred stock as follows:

                              Series A          Series B          Series C            Total
                            -----------      ------------      ------------      ----------
Preferred stock             $(1,428,571)      $(1,146,953)      $(2,401,352)      $(4,976,876)
Common stock                       (430)                             (1,763)           (2,193)
Additional paid-in capital   (1,860,999)       (1,274,047)       (4,948,237)       (8,083,283)
Accumulated deficit           1,290,000           921,000         2,401,352         4,612,352
                             ----------       -----------        ----------        ----------

Net cash                    $ 2,000,000       $ 1,500,000       $ 4,950,000       $ 8,450,000
                             ==========        ==========        ==========        ==========

            Series A Mandatorily Redeemable Convertible Preferred Stock ("Series A Preferred")

            The Company sold 21,500 units, each unit consisting of one share of Series A mandatorily redeemable convertible preferred with a face value of $100 and 430,000 shares of the Company's common stock for gross proceeds of $2.0 million. The Series A Preferred is initially convertible into 1,075,000 shares of common stock at a conversion ratio of $2.00 per share and carries a 16% per annum cumulative dividend.

                     Symposium Corporation and Subsidiaries

                                December 31, 1999

NOTE A (continued)

      As indicated in Note B (1) to the pro forma consolidated balance sheet, the Series A preferred shareholders extended the due date for the redemption and subsequently agreed to convert their shares into Symposium common stock.

      Series B Mandatorily Redeemable Convertible Preferred Stock ("Series B Preferred")

      The Company sold 15,350 shares of Series B mandatorily redeemable convertible preferred stock with a face value of $100 each and warrants to purchase 383,750 shares of the Company's common stock for gross proceeds of $1.5 million. The Series B Preferred is initially convertible into 767,500 shares of common stock at a conversion ratio of $2.00 per share and carries a 10% cumulative dividend, payable quarterly.

      The Series B Preferred is mandatorily redeemable on the earlier of July 26, 2000 or upon the consummation of an additional financing transaction resulting in gross proceeds of at least $10 million. If the Company does not redeem the shares by July 26, 2000, the conversion ratio is reduced to $.50 per share (representing 3,070,000 shares of the Company's common stock).

      Series C Mandatorily Redeemable Convertible Preferred Stock ("Series C Preferred")

      The Company sold 52,892 shares of Series C mandatorily redeemable convertible preferred stock with a face value of $100 each and 1,763,067 shares of the Company's common stock for approximately $5 million. Additionally, the Company reduced the exercise price on 2 million warrants previously issued to a Series C holder from $3.50 per share to $1.00 per share. The Series B Preferred is initially convertible into 2,644,600 shares of common stock at a conversion ratio of $2.00 per share and carries a 10% cumulative dividend, payable quarterly.

      The Series C Preferred is mandatorily redeemable on the earlier of July 26, 2000 or upon the consummation of a financing transaction resulting in gross proceeds of at least $10.0 million. If the Company does not redeem the shares by July 26, 2000, the conversion ratio is reduced to $.25 per share (representing 21,156,800 shares of the Company's common stock) and the Company must issue 370,244 five-year common stock purchase warrants with an exercise price of $.25 per share each month until the shares are fully redeemed.

                     Symposium Corporation and Subsidiaries

                                December 31, 1999

NOTE A (continued)

      Preferred Stock Accounting

      The proceeds received from the issuances of preferred stock with common stock and/or common stock purchase warrants will be allocated to each component based on their relative fair values on January 28, 2000 (the date of issuance). The fair value of the preferred stock is considered to be equal to the aggregate market value of the equivalent number of common shares into which the preferred is convertible. The fair value of the common stock is based on the closing market value on the date of issuance and the fair value of the common stock purchase warrants was determined using the Black-Scholes option pricing model.

      The difference between the carrying value of the preferred stock and its mandatory redemption price (of $100 per share) will be amortized from the date of issuance to the mandatory redemption date by increasing the carrying value of the preferred stock and decreasing retained earnings for accrual of preferred dividends. In addition, cumulative dividends payable to the preferred shareholders on the mandatory dates of redemption will also be accounted for by periodically increasing the carrying value of the preferred stock and increasing accumulated deficit.

      All of the preferred shares were issued with a beneficial conversion feature that has an intrinsic value of $1.20 per share, representing the difference between the market value of the Company's common stock of $3.20 per share and the initial conversion price of $2.00 per share on the date of issuance. Since all of the preferred shares are immediately convertible into common stock, the intrinsic value of the beneficial conversion feature will be characterized as a preferred dividend and accounted for by increasing additional paid-in capital and increasing accumulated deficit on the date of issuance.

      Reductions in the conversion price of the preferred stock into common stock (that would take effect if the Company fails to redeem the preferred stock on the mandatory date of redemption) are considered contingencies that are not recognized for accounting purposes on the date of issuance. The difference between the intrinsic value that would result from a reduction of the conversion price in the event of a default and the intrinsic value recorded as a dividend on the date of issuance would be characterized as additional dividends that would further increase accumulated deficit.

                     Symposium Corporation and Subsidiaries

                                December 31, 1999

NOTE A (continued)

      (4) The following table provides an analysis of the purchase price of the DSI acquisition. The excess of the purchase price over the book value of the net assets acquired has been allocated to goodwill and other intangible assets based upon a preliminary analysis of the net assets acquired and certain assumptions that the Company believes are reasonable. The actual allocation of purchase price may differ significantly from the pro forma amounts included herein.

Cash consideration paid to the seller                                $25,000,000
Commitment to fund Amerinet, Inc. (a)                                  1,500,000
Estimated transaction expenses                                         1,014,317
                                                                     -----------

         Total purchase cost                                          27,514,317

Estimated fair value of net assets acquired                           21,738,493
                                                                     -----------

Purchase price in excess of estimated fair value
    of net assets acquired                                           $ 5,775,824
                                                                     ===========

Allocation of purchase price in excess of book value of net
    assets acquired to goodwill and other intangible assets          $ 5,775,824
                                                                     ===========

            (a) Amerinet, Inc. ("Amerinet") is a company that is 50%-owned by the seller of DSI. As a prerequisite to consummating the DSI acquisition, the Company agreed to provide a $1.5 million credit facility to Amerinet. Due to the uncertainty of Amerinet's ability to repay any of the funds to be extended to them under this arrangement, the Company has characterized the commitment as an increase in the purchase price of DSI and accrued an acquisition liability.

                     Symposium Corporation and Subsidiaries

                                December 31, 1999

NOTE B - PRO FORMA REDEMPTION ADJUSTMENTS

      The following table summarizes the effects of the redemptions:

                                        Series A (1)
                                  ------------------------        Commtel        Fontenelle
                                Extension      Conversion      repayment (2)    repayment (3)     Total
                               -----------    ------------      -----------       ---------    ------------
Cash                                                                              $(500,000)   $   (500,000)
Acquisition bridge financings                                   $   200,000         500,000         700,000
Preferred stock                               $  1,428,571                                        1,428,571
Common stock                   $      (275)         (4,635)            (741)                         (5,651)
Additional paid-in capital      (3,857,340)    (10,837,204)      (1,397,576)                    (16,092,120)
Accumulated deficit              3,857,615       9,413,268        1,198,317                      14,469,200
                               -----------    ------------      -----------       ---------    ------------

Net cash                       $        --    $         --      $        --       $      --    $         --
                               ===========    ============      ===========       =========    ============

      (1) The pro forma redemption adjustment gives effect to issuing 275,000 shares of common stock to the Series A shareholders in exchange for extending the due date of the Series A preferred and then converting their preferred shares and accumulated dividends into 4,414,666 shares of common stock. The market value of the Company's common stock on the date of conversion was $2.63. Accordingly, the pro forma adjustment includes the effect of a contractual dividend of $57,533 payable to the Series A holders on the date of conversion and additional dividends of approximately $13.3 million including
            (i) the fair value of the additional common shares, (ii) accretion of the difference between the carrying value and the redemption amount, and (iii) the difference in the amount of intrinsic value of the beneficial conversion feature on the date of redemption and the date of original issuance.

      (2) The note was in default for 31 days and then Commtel agreed to convert the note into 614,048 shares of Symposium common stock in exchange for a fee equal to 50,000 shares of Symposium common stock. In addition, Commtel also received 77,500 shares of common stock from Symposium as a penalty during the default period. As a result of the conversion, Commtel now owns 818,548 shares of Symposium common stock and Symposium recorded a pro forma interest charge (reflected as an increase in the accumulated deficit) of approximately $1.4 million.

      (3)   The Company repaid the Fontenelle note in March 2000.

                     Symposium Corporation and Subsidiaries

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended December 31, 1999

                                                         Symposium       Direct Sales
                                                        Corporation    International, LP    Pro forma          Pro forma
                                                       (Historical)       (Historical)     adjustments       consolidated
                                                        -----------      ------------      -----------       -----------
                                                                                            (Note B)
Revenues                                                                  $85,356,097                        $85,356,097
Direct costs and expenses                                                  73,980,868                         73,980,868
                                                                         ------------                        -----------

Gross profit                                                               11,375,229                         11,375,229
                                                                         ------------                        -----------

Salaries and benefits                                  $    594,118         1,754,341                          2,348,459
Consulting expenses                                       6,577,827                        $   400,000 (1)     6,977,827
Bad debt expense                                            500,000                                              500,000
Other operating expenses                                  1,246,382         2,030,063                          3,276,445
Amortization of goodwill and other intangible assets                                           577,582 (2)       577,582
Costs of acquisitions not consummated                       621,716                                              621,716
                                                        -----------      ------------      -----------       -----------
         Total expenses                                   9,540,043         3,784,404          977,582        14,302,029
                                                        -----------      ------------      -----------       -----------
Operating income (loss)                                  (9,540,043)        7,590,825         (977,582)       (2,926,800)

Interest expense, net                                                          (4,341)      (2,078,016) (3)   (2,082,357)
Other income, net                                            29,910           438,568                            468,478
                                                        -----------      ------------      -----------       -----------
         Net loss                                        (9,510,133)        8,025,052       (3,055,598)       (4,540,679)

Preferred dividends (Note C)                                                                (3,612,431)       (3,612,431)
                                                        -----------      ------------      -----------       -----------
Income available to common stock                        $(9,510,133)     $  8,025,052      $(6,668,029)      $(8,153,110)
                                                         ==========       ===========       ==========       ===========

Net (loss) per share (Note D)
    Basic and diluted                                        $(0.80)                                             $(0.41)
                                                             ======                                              ======

Shares used in computing pro forma net loss per share
    Basic and diluted                                    11,852,273                                           19,771,554
                                                         ==========                                           ==========

The accompanying notes are an integral part of this statement.

                     Symposium Corporation and Subsidiaries

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          Year ended December 31, 1999

NOTE A - UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

      The pro forma consolidated statement of operations does not give effect to nonrecurring charges which include any interest expense associated with the acquisition bridge note payable to Commtel, since it is deemed to have been converted into common stock on its date of issuance and interest expense associated with the beneficial conversion feature of the D-2 note. In addition, the pro forma net loss to common stockholders does not give effect to nonrecurring dividends which include any dividends associated with the Series A preferred stock, since those shares are deemed to have been converted into common stock on their date of issuance and dividends associated with the beneficial conversion feature of the Series B and Series C preferred stock. See Note A for nonrecurring charges which have been reflected in the unaudited pro forma consolidated balance sheet as an increase in accumulated deficit.

NOTE B - UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS ADJUSTMENTS

      1. In connection with the Transactions, the Company will incur approximately $400,000 of additional consulting expense pursuant to a five-year consulting agreement entered into with the seller of DSI providing for compensation of $600,000 per annum.

      2. Goodwill and other intangible assets will be amortized over their estimated useful lives of ten years.

      3. The following table summarizes the pro forma adjustments to interest expense based on the pro forma borrowing amounts as of January 1, 1999, at their respective contractual interest rates that would be in effect for the periods of time each obligation would be outstanding:

                     Symposium Corporation and Subsidiaries

                          Year ended December 31, 1999

NOTE B (continued)

Revolving Credit Facility - $16 million at 11%                        $1,760,000

Acquisition bridge financings at 10%
    Fontenelle note payable - 60-day maturity                              8,219
    D-2 loan - 180-day maturity                                           14,795
    Amortization of deferred financing costs
        over the three-year credit facility                              337,944
                                                                      ----------

Pro forma interest expense                                             2,120,958

Elimination of historical interest                                        42,942
                                                                      ----------

Pro forma adjustment                                                  $2,078,016
                                                                      ==========

      The Revolving Credit Facility provides for interest at the prime rate plus 2% per annum. Each 0.125% change in the rate would increase or decrease annual pro forma interest expense by $20,000.

NOTE C - PRO FORMA DIVIDENDS ON PREFERRED STOCK

      The pro forma preferred stock dividends represent contractual dividends at the rate of 10% that would be payable to the Series B and Series C preferred stockholders at the end of the 180-day holding period of those shares plus the accretion of the difference between their carrying values at their date of issuance and their mandatory redemption amounts.

                     Symposium Corporation and Subsidiaries

                          Year ended December 31, 1999

NOTE C (continued)

      The following summarizes the pro forma calculation of dividends on preferred stock:

                      Contractual
                       dividend               Accretion             Total
                        --------              ----------         ----------
Series
  B                     $ 75,699              $  388,047         $  463,746
  C                      260,837               2,887,848          3,148,685
                        --------              ----------         ----------

                        $336,536              $3,275,895         $3,612,431
                        ========              ==========         ==========

NOTE D - PRO FORMA NET LOSS PER SHARE

      The pro forma weighted-average number of shares outstanding is equal to the historical number of weighted-average shares outstanding increased by 7,919,281 shares representing the effect of issuing (i) 5,339,666 shares to the Series A preferred stockholders and (ii) 816,548 shares to the holder of the Commtel note, each in connection with issuing and subsequently converting those instruments into Symposium common stock, and
      (iii) 1,763,067 shares issued to the Series C preferred stockholders in connection with the issuance of the Series C preferred.

      If the Series B and Series C preferred stock were converted into common stock on January 1, 1999, the pro forma net loss to common shareholders would be $4,540,679, since all of the pro forma dividends are related to the Series B and Series C preferred stock. In addition the number of common shares outstanding would increase by 3,412,100 to 22,183,654 shares and the resulting effect on the pro forma diluted net loss per share would be antidilutive.

                     Symposium Corporation and Subsidiaries

                          Year ended December 31, 1999

NOTE E - PRO FORMA INCOME TAXES

      At December 31, 1999, the Company had net Federal and State net operating loss carryforwards of approximately $5.9 million that will be available to offset future taxable income, if any, through December 2019. The utilization of the net operating losses may be subject to a substantial limitation due to the "change of ownership" provisions under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating losses before their utilization. A 100% valuation allowance has been established to reserve for the deferred tax assets arising from the net operating losses and other temporary differences since there is no assurance that their benefit will be realized in the future. Accordingly, there is no income tax benefit presented in either the pro forma consolidated balance sheet or the pro forma statement of operations.